Exhibit 77Q1(a)(1) - Amended and Restated By-Laws of Registrant adopted November 16, 2005, filed via EDGAR with Post-Effective Amendment No. 53 (File No. 033-6931) on September 29, 2006, and incorporated herein by reference.

Exhibit 77Q1(a)(2) - Amendment No. 1 dated August 23, 2006 to the Amended and Restated By-Laws of Registrant filed via EDGAR with Post-Effective Amendment No. 53 (File No. 033-6931) on September 29, 2006, and incorporated herein by reference.

Exhibit 77Q1(e)(1) - Second Amendment to Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Seneca Capital Management LLC dated September 1, 2006, covering Phoenix Strategic Growth Fund, filed via EDGAR herewith.

Exhibit 77Q1(e)(2) - Second Amendment to Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Seneca Capital Management LLC dated September 1, 2006, covering Phoenix Large-Cap Growth Fund, filed via EDGAR herewith.